September 16, 2025 Daniel Rivera VIA EMAIL Re: Letter of Employment Dear Daniel: This agreement outlines your employment terms as President and Chief Executive Officer of Driven Brands Holdings Inc. (“DBHI” and, collectively, with all of DBHI’s direct and indirect subsidiaries, the “Company”), commencing effective as of May 9, 2025 (the “Commencement Date”). This agreement supersedes in all respects your employment letter agreement with the Company dated November 7, 2012, effective as of the Commencement Date. Responsibilities and Duties You will be employed by Driven Brands Shared Services LLC (“DBSS”) and will report to the Board of Directors of DBHI (the “Board”) as President and Chief Executive Officer of DBHI, performing such duties and responsibilities as are customarily attendant to your position with respect to the business of the Company and such other duties and responsibilities as may from time to time be assigned to you by the Board. During your employment as President and Chief Executive Officer, you may serve as a member of the Board (subject to any required approval by the Company’s stockholders) and, to the extent requested by the Board, a director or officer of any of the direct or indirect subsidiaries of DBHI, in each case without additional compensation. You will devote your full time and best efforts to conduct the business of the Company as may be reasonably required to effectively discharge your duties under this agreement. Annual Salary In consideration for the performance of your duties and responsibilities hereunder, the Company will pay you an annual base salary of Eight Hundred Thousand Dollars ($800,000) effective as of the Commencement Date. Your base salary shall be paid in accordance with the Company’s regular payroll practices. Annual Bonus For FY2025 and each fiscal year thereafter, in accordance with the terms and conditions of the Company’s annual bonus plan, which may change from time to time, you shall be eligible to earn an annual performance-based cash bonus subject to the successful completion of Key Performance Indicators (“KPIs”), as approved by the Board. The KPIs, and the performance levels and payout ranges associated with each, are determined by the Board each fiscal year and are subject to change. Any amounts payable under the annual bonus plan are also subject to Board approval. The majority weighting of KPIs typically include one or more key financial or operational metrics relevant to the success of the business and may include, but are not limited to, EBITDA, Revenue, and other growth-related metrics.

The target annual performance-based cash bonus that you may earn for FY2025 and each fiscal year thereafter is one hundred and fifty percent (150%) of your annual base salary. The amount of the annual bonus awarded for a fiscal year shall be determined by the Board following the end of the fiscal year to which such bonus relates and shall be paid to you during the following fiscal year when annual bonuses for the prior fiscal year are paid to other senior executives of the Company generally. Except as provided below, to be eligible for any annual bonus, you must be Employed (as defined below) as of the date when annual bonuses for the prior year are paid to other senior executives of the Company. For purposes of this Agreement, “Employed” means that you have not (a) resigned or given notice of your intention to resign your employment with the Company such employment with the Company or (b) been terminated by the Company with or without Cause (as defined below). Annual Long-Term Incentive You are eligible to continue to participate in the Amended and Restated Driven Brands Holdings Inc. 2021 Omnibus Incentive Plan (or any successor Company omnibus equity plan) with an annual long-term incentive (“LTI”) grant date target value equivalent to four hundred percent (400%) of your annual base salary or such other amount determined by the Board. Your first annual grant with this new LTI target will be in FY2025. Your FY2025 annual LTI awards will be weighted two-thirds as performance-based Restricted Stock Units (“PSUs”) and one-third as time-based Restricted Stock Units (“RSUs”). PSUs vest on subject to the achievement of corporate performance goals. RSUs vest in one-third increments on the 1st, 2nd and 3rd anniversaries of the grant date. The structure and terms of annual LTI awards are determined by the Board each fiscal year and are subject to change. Benefits You are eligible to continue to participate in a number of the Company’s health and welfare programs as well as the 401(k) retirement savings program. Such program offerings are subject to change from time to time. Business Expenses The Company will reimburse you for all reasonable business-related expenses that you incur in the discharge of your responsibilities to the Company, provided that expenses are submitted in accordance with Company expense policy in a form that is acceptable to the Company. Termination By signing below, you acknowledge that you are remaining employed as an employee of the Company voluntarily, that you understand that there is no specified length to your employment with the Company, and that your employment continues to be at will. Your signature below further acknowledges that “at will” means that either you or the Company may terminate your employment at any time, with or without Cause or advance notice. Payments upon Termination. Upon termination of your employment with the Company for any reason, the Company shall pay you on its next regular payroll date (or sooner if required under applicable law), all base salary earned by you through your last day of employment. Severance. If (i) the Company terminates your employment without Cause (and not for death or disability) or (ii) you resign for Good Reason, then, upon your Termination of Employment (as defined below), the Company will (in lieu of any other severance benefits under any of the Company employee benefit plans, programs or policies) continue to pay your base salary at the rate in effect the time of such termination for a period of eighteen (18) months. Such severance will be payable in equal installments in accordance with the Company’s normal payroll practices, subject to such withholding and other taxes as may be required by applicable law, commencing on the first payroll date on or next following the date the Release (as defined below) becomes fully irrevocable; provided that, if the period for execution and revocation of the Release spans two calendar years, the first installment shall commence during the later calendar year. Further, upon such a termination without Cause (and not for death or disability) or resignation for Good Reason, the Company will (i) pay you any earned but unpaid annual bonus for the previous fiscal year, payable at the same time as such annual bonus is paid to other executives of the Company, but no later than March 15th of the year following the applicable related fiscal year (or the first payroll date on or next following the date the Release becomes fully irrevocable, if later); and (ii) pay you an annual bonus for the fiscal year during which such Termination of Employment occurs based on actual performance of the applicable performance metrics, pro-rated for the portion of the fiscal year that elapsed prior to the Termination of Employment based on whole months worked, and payable at the same time as such annual bonus is paid to other executives of the Company, but no later than March 15th of the year following the Termination of Employment. The Company will have no obligation to make any severance payments hereunder if (i) you violate any of the provisions hereof, including the restrictive covenants contained herein, or (ii) you do not execute and deliver (without revoking) to the Company a general release in form and substance satisfactory to the Company of any and all claims you may have against the Company and its affiliates (the “Release”) within the thirty (30) day period (or such longer release period as may be required under applicable law) following the later of (x) your Termination of Employment or (y) the date the Company delivers the Release to you. You waive your rights, if any, to have the severance payments provided for hereunder taken into account in computing any other benefits payable to, or on behalf of, you by the Company. Notwithstanding anything to the contrary herein, if a change of control of the Company occurs, neither the Company, any affiliate of the Company, nor any acquirer of the Company or any affiliate of the acquirer will have any obligation to make severance payments under this Section solely as a result of such change of control unless your employment is terminated without Cause or you resign for Good Reason simultaneously with such change of control. “Termination of Employment” means the date on which your “separation from service” occurs within the meaning of Section 409A (as defined below). “Cause” means: (A) embezzlement, theft, misappropriation or conversion, or attempted embezzlement, theft, misappropriation or conversion, by you of any property, funds or business opportunity of the Company or any of its subsidiaries or affiliates; (B) any breach by you of your restrictive covenants hereunder; (C) any breach by you of any other material provision hereof, which breach is not cured, to the extent susceptible to cure, within thirty (30) days after the Company has given written notice to you describing such breach; (D) willful failure or refusal by you to perform any lawful directive of the Board or any committee thereof or the duties of your employment hereunder which continues for a period of thirty (30) days following notice thereof by the Board or such committee thereof to you; (E) any act by you constituting a felony (or its equivalent in any non-United States jurisdiction) or otherwise involving theft, fraud, material dishonesty, misrepresentation or moral turpitude; (F) conviction of, or plea of nolo contendere (or a similar plea) to, or your failure to contest your prosecution for, any other criminal offense; (G) any violation of any law, rule or regulation (collectively, “Law”) relating in any way to the business of activities of the Company, or its subsidiaries or affiliates, or other Law that is violated during the course of your performance of services hereunder, regulatory disqualification or failure to comply with any legal or compliance policies or code of ethics, code of business conduct, conflicts of interest policy, or similar policies of the Company or its subsidiaries or affiliates; (H) gross negligence or material willful misconduct on your part in the performance of your duties as an employee, officer or director of the Company or any of its subsidiaries or affiliates; (I) your breach of fiduciary duty or duty of loyalty to the Company or any of its subsidiaries or affiliates; (J) any act or omission to act by you intended to materially harm or damage the business, property, operations, financial condition or reputation of the Company or any of its subsidiaries or affiliates; (K) your failure to cooperate, if requested by the Board with any investigation or inquiry into your or the Company’s business practices, whether internal or external, including, but not limited to, your refusal to be deposed or to provide testimony or evidence at any trial, proceeding or inquiry; (L) any chemical dependence by you which materially interferes with the performance of your duties and responsibilities to the Company or any of its subsidiaries or affiliates; or (M) your voluntary resignation or other termination of employment effected by you at any time when the Company could effect such termination with Cause pursuant hereto. “Good Reason” will exist if, without your written signed consent (i) either your base salary or target annual bonus percentage or target LTI award percentage is materially decreased (except in the case of a reduction that applies to all senior executives of the Company), (ii) there is a material diminution in your authority, duties or responsibilities, (iii) you are required to report to anybody other than the Board, or (iv) the geographic location of the primary place for performance of your duties and responsibilities is moved greater than a fifty (50) mile radius from Miami, Florida; provided, however, that no act or omission described in clauses (i) through (iv) will be treated as “Good Reason” hereunder unless (1) you deliver to the Company a written statement of the basis for your belief that Good Reason exists within thirty (30) days of the event giving rise to the claim of Good Reason, (2) you give the Company thirty (30) days after delivery of such statement to cure the basis for such belief, and (3) you actually resign during the five (5) day period which begins immediately after the end of such thirty (30) day cure period if Good Reason continues to exist after the end of such thirty (30) day cure period. Restrictive Covenants In consideration for your continued employment with the Company and the compensation increases specified hereunder, and intending to be legally bound hereby, you agree to abide by the covenants set forth below. Confidentiality You recognize and acknowledge that the knowledge and information about your relationship with the employees, business associates, customers, clients, and agents of the Company, and its affiliated companies, and the business methods, systems, plans, and policies of the Company and its affiliated companies, which you have and will receive, obtain, or establish as an employee of the Company or otherwise, are valuable and unique assets of the Company and its affiliated companies. Accordingly, you agree that during your employment with the Company and thereafter you shall not (unless compelled by a governmental, judicial, or administrative order or proceeding) disclose, or use for the benefit of yourself or any other person or entity other than in furtherance of your duties hereunder, without the written consent of the Company, any confidential or proprietary information, know-how, or data pertaining to the Company or its subsidiaries or affiliates or its or their business, personnel, or plans to any person, firm, corporation, or other entity, for any reason or purpose whatsoever. You acknowledge and agree that all memoranda, notes, records, and other documents made or compiled by you or made available to you during your employment concerning the business of the Company or its subsidiaries or affiliates or its or their business, personnel, or plans shall be the Company’s exclusive property and shall be delivered by you to the Company upon expiration or termination of your employment or any other time upon the request of the Company. The provisions of this paragraph shall survive the termination hereof or of your employment without regard to the reason therefore. 18 U.S.C. § 1833(b) provides: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing herein is intended to conflict with 18 U.S.C. § 1833(b). Further, nothing herein prevents you from discussing or disclosing unlawful acts in the workplace, such as harassment or discrimination, or restricts your ability to communicate with the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (each a “Government Agency”) or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including reporting possible violations of law or other disclosures protected under the whistleblower provisions of applicable law or regulation, without notice to the Company. You hereby acknowledge that the services rendered and to be rendered by you are of a special, unique and extraordinary character, and in connection with such services, you will have access to confidential information concerning the Company’s business. By reason of this, you consent and agree that if you violate any of the provisions hereof with respect to confidentiality, the covenant not to compete, and non-solicitation, the Company would sustain irreparable harm and, therefore, in addition to any other remedies which the Company may have hereunder or otherwise, the Company will be entitled to an injunction to be issued by any court of competent jurisdiction restraining you from committing or continuing any such violation hereof (without the necessity of posting a bond or other security).

Covenant Not to Compete You agree that for the duration of your employment with the Company and for a period of two (2) years thereafter and regardless of the reason for the termination of your employment, you will not, on behalf of yourself, or on behalf of any other person, company, corporation, partnership or other entity or enterprise, as employee (in an executive or managerial capacity), consultant (providing services of an executive or managerial level or providing services in an advisory capacity to executives, managers, owners, members, or directors), proprietor, stockholder, partner, officer, or in any similar capacity, engage in any business or activity competitive with the products and services of the Company relative to the automotive aftermarket business, and which business or activity is located within six (6) miles from any of the Company’s franchised or company-owned retail outlets, whether operated under any name or trade-name of the Company, whether or not you perform or direct someone to perform such activity within these geographic restrictions; provided, however, that notwithstanding anything herein to the contrary and to the extent required by applicable law or regulations, nothing contained herein shall be construed to prevent you from owning less than two percent (2%) of the issued and outstanding shares of a publicly traded company even if that company provides products or services competitive with the Company active in the automotive aftermarket franchise business, provided that you have no role in the management of such company. You agree that for every day you do not abide by this covenant that the covenant period shall be extended for one additional day. The provisions of this section shall survive the termination hereof or of your employment for any reason. Non-Solicitation of Franchisees You agree that for the duration of your employment with the Company and for a period of two (2) years thereafter and regardless of the reason for the termination of your employment, you shall not, directly or indirectly: (a) interfere with the Company’s relationship with any of its franchisees (including prospective franchisees) including without limitation soliciting or hiring any employee of a franchisee, or (b) in connection with any business or activity competitive with the products and services of the Company and which business or activity is located within six (6) miles from any of the Company’s franchised or company- owned retail outlets, whether operated under any name or trade-name of the Company, solicit and/or contract with any person or entity who or which is, or was within the twelve (12) months preceding such solicitation or contracting, a franchisee of the Company. Non-Solicitation of Employees You agree that for the duration of your employment with the Company and for a period of two (2) years after the date of termination of your employment with the Company for any reason, you will not, directly or indirectly, hire or attempt to hire or solicit or attempt to solicit any employee of the Company, or directly or indirectly, hire or attempt to hire or solicit or attempt to solicit any employee of any franchisee of the Company, to terminate employment with the Company or any Company franchisee or to accept employment with any other person or entity. Miscellaneous DBSS shall have the right to assign this agreement to any direct or indirect of DBHI, or any person, firm or corporation resulting from the reorganization of the Company or succeeding to the business or assets of the Company by purchase, merger, and consolidation or otherwise, without your prior authorization. This agreement shall be binding on and inure to the benefit of the successors and assigns of the Company and its successors and assigns. You shall not have the right to assign any of the benefits or duties of this agreement without the prior written consent of the Company. This agreement supersedes any prior agreements between you and the Company governing the same subject matter. The intent of the parties is that payments and benefits under this agreement comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and pronouncements thereunder (“Section 409A”). To the extent that the Company determines that any severance payments may be considered to be “nonqualified deferred compensation” subject to Section 409A and that you are deemed a “specified employee” within the meaning of Section 409A, to the extent necessary to avoid the imposition of any additional taxes under Section 409A, the severance payments described herein shall be delayed and paid to you, in a lump sum for any such delayed installments, on the earlier of (i) the date which is six months and one day after your Termination of Employment for any reason other than death, and (ii) the date of your death. Each payment and/or benefit provided hereunder shall be a payment in a series of separate payments for purposes of Section 409A. This agreement shall be interpreted under the laws of North Carolina. In the event that there shall arise a dispute between the parties hereto regarding the interpretation of the terms of this agreement, any party bringing a cause of action to enforce the terms of it shall bring such action exclusively in the courts of North Carolina. Please indicate your acceptance of this agreement by signing, dating, and returning one copy of this letter to me via email at scott.omelia@drivenbrands.com. Your signature to this agreement constitutes your agreement to the above terms and conditions of your continued employment with the Company. We look forward to your continued contributions to our future growth. Should you have any questions, please do not hesitate to contact me. Sincerely, Driven Brands Shared Services LLC /s/ Scott O’Melia____________________________ Scott O’Melia Chief Legal Officer Accepted: /s/ Daniel R. Rivera__________________ Date: 09/16/2025____ Daniel R. Rivera